                                                                   EXHIBIT 10.21


                                   SUBLEASE

                                BY AND BETWEEN

                   FIRST DATA MERCHANT SERVICES CORPORATION

                                   SUBLESSOR

                                      AND

                               INTERWOVEN, INC.

                                   SUBTENANT

                               TABLE OF CONTENTS

Incorporation of Recitals ................................................  -1-

Demise and Term ..........................................................  -1-

Subtenant Improvements ...................................................  -2-

Use ......................................................................  -2-

Subordinate to Main Lease ................................................  -2-

Compliance with Main Lease ...............................................  -2-

Performance by Sublessor .................................................  -3-

No Breach of Main Lease ..................................................  -4-

No Privity of Estate .....................................................  -4-

Indemnity ................................................................  -4-

Rent .....................................................................  -5-

Maintenance ..............................................................  -6-

Consents and Approvals ...................................................  -6-

Notice ...................................................................  -7-

Termination of Main Lease ................................................  -7-

Assignment and Subletting ................................................  -7-

Insurance ................................................................  -7-

Right to Cure Subtenant's Defaults and Damages............................  -8-

Remedies of Sublessor ....................................................  -8-

Brokerage ................................................................  -9-

Waiver of Jury Trial and Right to Counterclaim ...........................  -9-

No Waiver ................................................................ -10-

Complete Agreement ....................................................... -10-

Successors and Assigns ................................................... -10-

Interpretation ........................................................... -10-

Consent of Landlord Under Main Lease ..................................... -11-

Holding Over ............................................................. -11-

Hazardous Material ....................................................... -11-

Signage .................................................................. -11-

Parking .................................................................. -11-

Security Interests ....................................................... -11-

Counterparts ............................................................. -13-

No Offer.................................................................. -13

                                   SUBLEASE
                                   --------

     THIS SUBLEASE ("Sublease") is made and dated as of the ______________ day of April, 1998, by and between FIRST DATA MERCHANT SERVICES CORPORATION, a Florida corporation, having an address of 5660 New Northside Drive, Suite 1400, Atlanta, GA 30328 ("Sublessor") and INTERWOVEN, INC., a_____________________ corporation, having an address of 1195 West Fremont Blvd., First Floor, Sunnyvale, California ("Subtenant").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Sublessor is tenant under that certain lease (the "Main Lease") with SUNNYVALE PARTNERS LIMITED PARTNERSHIP ("Overlandlord") as landlord, whereby Overlandlord leased to Sublessor a parcel of land including a two story office building ("Building") containing approximately 75,197 rentable square feet of office space located at 1195 West Fremont Blvd., Sunnyvale, California (the "Premises");

     WHEREAS, Sublessor desires to sublet a portion of the Premises located on the first and second floors of the western portion of the Building and comprised of approximately 27,500 rentable square feet as more particularly described in Exhibit A attached hereto (the "Sublet Premises") to Subtenant, and Subtenant
        -
desires to sublet the Sublet Premises from Sublessor;

     WHEREAS, the parties are agreeable to entering into a sublease of the Sublet Premises on the terms and conditions set forth below; and

     WHEREAS, unless otherwise defined in this Sublease, all capitalized terms used herein have the meanings set out for them in the Main Lease.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Subtenant hereby agree as follows:

     1.  Incorporation of Recitals.  The foregoing recitals are incorporated
         -------------------------
into and made a part of this Sublease as if each were specifically recited herein.

     2.  Demise and Term.  Sublessor hereby subleases the Sublet Premises to
         ---------------
Subtenant, and Subtenant hereby hires and accepts the Sublet Premises from Sublessor. The Sublet Premises shall include the appurtenant right to the use, in common with others, of the lobbies, entrances, stairs, corridors, elevators and other public portions of the Building, to the extent that Sublessor has the right to use the same as Tenant under the Main Lease. The term of this Sublease (the "Term") shall be for a period commencing the later of May 15, 1998 or the date construction of the Subleased Premises is Substantially Complete (as defined herein) (the "Commencement Date"), and ending at midnight on May 31, 2003 (the "Expiration Date"), unless sooner terminated as herein provided. Sublessee shall have no option to renew or extend the term of this Sublease or to expand the Sublet Premises.

     3.  Subtenant Improvements.  Sublessor shall deliver the Sublet Premises to
         ----------------------
Subtenant with the base building improvements as set forth in Exhibit B ("Base
                                                                      -
Building Improvements"). In addition to the Base Building Improvements, Sublessor and Subtenant shall cooperate in preparing a space plan ("Plan") for the Sublet Premises outlining the construction of improvements to the Sublet Premises other than the Base Building Work (as more particularly described and attached hereto as Exhibit C, the "Subtenant Improvements"). Sublessor shall
                           -
contribute a maximum amount of Ten Dollars and no/100 ($10.00) per square foot of rentable area of the Sublet Premises for the completion of the Subtenant Improvements ("Allowance"). The Plan shall be subject to Sublessor's approval. If Sublessor does not approve of the Plans, or if such Plans require build out costs in excess of the Allowance, Subtenant and Sublessor hereby agree to (1) revise the Plan to incorporate those revisions necessary to reduce the cost of the Subtenant Improvements to within the Allowance, or (2) Subtenant shall pay to Sublessor any excess over the Allowance necessary to complete the Subtenant Improvements.

     4.  Use.  Subtenant shall occupy and use the Sublet Premises for research
         ---
and development and general office purposes and in strict compliance with the allowable uses set forth in Section 5 of the Main Lease.

     5.  Subordinate to Main Lease.  This Sublease is and shall be subject and
         -------------------------
subordinate to the Main Lease. A copy of the Main Lease (from which certain economic terms have been excised) is attached hereto as Exhibit D and made a
                                                                -
part hereof. Sublessor agrees that it will not voluntarily enter into any agreement with Overlandlord which would result in the termination of the Main Lease prior to the Expiration Date or which would negatively affect the rights or obligations of Subtenant under this Sublease. Sublessor shall notify Subtenant of any involuntary change.

     6.  Compliance with Main Lease.
         --------------------------

          (a) Except as set forth in the immediately succeeding sentence, the terms, covenants and conditions of the Main Lease (the "Incorporated Provisions") are incorporated herein by reference. Sections 1, 2, 3, 4, 6, 7 (B), 8, 9, 15, 16 (E), 17 (E), 22, 23, 44, and 52 of the Main Lease are
     specifically excluded from the Incorporated Provisions. Except to the extent that the Incorporated Provisions are inapplicable or are modified by the provisions of this Sublease, the Incorporated Provisions binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and the Incorporated Provisions, binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such Incorporated Provisions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean, respectively, "Sublessor" and "Subtenant" in this Sublease, and as if the words "Premises," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean "Sublet Premises" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean this "Sublease."

          (b) The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by 5 days, so that in each instance Subtenant shall have 5 days less time to observe or perform hereunder than Sublessor has as the tenant under the Main Lease, except that:

               (i) any such time limits which are 7 days or less shall instead be shortened in each instance by 3 business days, and

               (ii) any such time limits which are 3 days or less shall instead be shortened in each instance so that such time limits shall expire 1 business day prior to the expiration of such time limits under the Main Lease.

          (c) If any of the express provisions of this Sublease shall conflict with any of the Incorporated Provisions, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If Subtenant receives any notice or demand from Overlandlord under the Main Lease, Subtenant shall deliver a copy thereof to Sublessor by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Subtenant's receipt of such notice. If Sublessor receives any notice of default from Overlandlord under the Main Lease, Sublessor shall deliver a copy thereof to Subtenant by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Sublessor's receipt of such notice.

     7.  Performance by Sublessor. Sublessor shall not be required to furnish,
         ------------------------
supply or install anything required under any article of the Main Lease. Sublessor shall have no liability or responsibility whatsoever for Overlandlord's failure or refusal to perform under the Incorporated Provisions. Subtenant shall have the right to instruct Overlandlord with respect to the performance by Overlandlord of Overlandlord's obligations as landlord under the Main Lease. Upon Sublessor's receipt of a written notice from Subtenant that Sublessor has failed to perform an obligation under the Incorporated Provisions, (because of a failure of Overlandlord to perform its obligation under the Main Lease) then Sublessor may, at its sole and exclusive option either (a) use its reasonable efforts to cause Overlandlord to observe and perform the same, provided, however, that Sublessor does not guarantee Overlandlord's compliance with the Incorporated Provisions, or (b) direct Subtenant to pursue its claim directly against Overlandlord which shall be done at Subtenant's sole cost and expense. Subtenant shall not in any event have any rights in respect of the Sublet Premises greater than Sublessor's rights under the Main Lease. Notwithstanding any provision to the contrary contained herein, as to Incorporated Provisions, Sublessor shall not be required to make any payment or perform any obligation, and Sublessor shall have no liability to Subtenant for any matter whatsoever, except for (i) Sublessor's obligation to pay the rent due under the Main Lease, and (ii) Sublessor's obligation to use reasonable efforts, upon the written request of Subtenant, to cause Overlandlord to observe and/or perform its obligations under the Main Lease (or, in the alternative, to direct Subtenant to pursue its claim against Overlandlord). Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building, by Overlandlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any: (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease; (ii) constructive eviction, whether in whole or in part; or (iii) liability on the part of Sublessor.

      8.  No Breach of Main Lease. Subtenant shall not do or permit to be done
          -----------------------
          any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease.

      9.  No Privity of Estate. Nothing contained in this Sublease shall be
          --------------------
          construed to create privity of estate or privity of contract between Subtenant and Overlandlord.

     10.  Indemnity. Subtenant hereby does and shall indemnify, defend and hold
          ---------
          harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which Sublessor may incur or pay by reason of: (i) Subtenant's use, occupancy or management of the Sublet Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Sublet Premises; (iii) any breach or default hereunder on Subtenant's part; (iv) any work done by or on behalf of Subtenant in or to the Sublet Premises, or (v) any act, omission or negligence occurring in, on or about the Sublet Premises on the part of Subtenant and/or its officers, employees, agents, customers, invitees or any person claiming through or under Subtenant.

     11.  Rent.

          (a) Subtenant shall pay to Sublessor an annual base rent (the "Base Rent") as follows:

                                            Monthly Rent Per
Period                                     -----------------
------                                       Square Foot           Monthly Rent         Annual Rent
                                             -----------           ------------         -----------
Commencement Date - 5/31/99                      $2.75               $75,625.00         $  907,500.00
6/l/99 - 5/31/00                                 $2.83               $77,825.00         $  933,900.00
6/l/00 - 5/31/01                                 $2.92               $80,300.00         $  963,600.00
6/1/01 - 5/31/02                                 $3.00               $82,500.00         $  990,000.00
6/1/02 - 5/31/03                                 $3.10               $85,250.00         $1,023,000.00

          (b) Subtenant shall pay the Monthly Base Rent to Sublessor in advance of the first day of each month during the Term at the offices of Sublessor identified at the beginning of this Sublease or elsewhere as Sublessor shall direct. In addition to the

     Monthly Base Rent, Subtenant shall be responsible for and shall pay the applicable material or service provider (including, as the case may be, Sublessor or Overlandlord) directly for any and all other amounts payable with respect to providing: (1) gas, heat, air conditioning, electricity, water, sewer, security services and janitorial services to the Sublet Premises, (2) all costs with respect to the Building's common areas and systems and (3) any other operating expenses due under the Main Lease (the "Additional Charges").

          (c) "Rent" (which term shall include the Base Rent and any Additional Charges) shall be paid promptly when due, without notice or demand therefor and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Base Rent and Additional Charges shall be paid to Sublessor by good unendorsed check of Subtenant at the address of Sublessor set forth at the beginning of this Sublease or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Charges due under this Sublease; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor.

          (d) Upon the execution of (i) this Sublease by both Sublessor and Subtenant and (ii) consent to this Sublease by Overlandlord as provided herein, Subtenant may take possession of the Sublet Premises. Subtenant hereby agrees that if Subtenant takes possession of the Sublet Premises prior to the Commencement Date, then from and after the date Subtenant takes possession of the Sublet Premises (the "Possession Date"), all of Subtenant's obligations and duties under this Sublease shall be effective. Notwithstanding anything in this Sublease to the contrary, Subtenant shall pay all charges incurred by Subtenant (including but not limited to fees, if any, charged by Overlandlord) in connection with Subtenant's relocation to the Sublet Premises, the installation of all equipment and utility services for the Sublet Premises which are required by Subtenant, including, but not limited to, telephones, computers, and additional electric service.

     12.  Maintenance. Subtenant shall, at Subtenant's sole cost and expense,
          -----------
keep and maintain the Sublet Premises in good condition and repair, including without limitation, all necessary maintenance and repairs to all portions of the Sublet Premises and all exterior entrances, all glass, window casements, show window moldings, all partitions, doors, doorjambs, door closers, hardware fixtures exclusive of normal maintenance services. All damage or injury to the Building and/or common areas in which the same are located, caused by the act or negligence of Subtenant, its employees, agents or visitors, shall be repaired by Subtenant at Subtenant's sole cost and expense. Subtenant shall promptly replace any portion of the Sublet Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends, beyond the Sublease Term. It is the intention of Sublessor and Subtenant that, at all times during the Sublease Term, Subtenant shall, at its cost, maintain the Sublet Premises in an attractive, first-class and fully operative condition.

     13.  Consents and Approvals. In any instance when Sublessor's consent or
          ----------------------
approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable and in good faith if such consent or approval has not been obtained from Overlandlord; provided however, Sublessor covenants to use reasonable commercial efforts, at the sole cost and expense of Subtenant (including, without limitation, reasonable attorneys' fees and expenses), to obtain the consent or approval of Overlandlord and will indicate to Overlandlord in those cases where its approval is conditioned upon Overlandlord's approval that it has no objection thereto and agrees that if such consent of Overlandlord shall not be required, Sublessor shall not unreasonably withhold or delay its consent to such matter. In the event that Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages from Sublessor for any withholding or delay of such approval or consent by Sublessor.

     14.  Notice. All notices, consents, approvals, demands and requests which
          ------
are required or desired to be given by either party to the other hereunder shall be in writing and shall be personally delivered, sent by telefax or by reputable overnight courier delivery service or sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublessor or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the day personally delivered or refused, the next business day after sending by overnight courier as aforesaid or on the third business day after mailing as aforesaid. All notices, consents, approvals, demands, and requests given to Sublessor or Subtenant shall be addressed to the address set forth at the beginning of this Sublease with notices to Sublessor being addressed to the attention of David L. Schlapbach, Vice President - Real Estate and Senior Counsel with a copy at the same time and in the same manner to Ms. Eileen Murdoch, Lease Administration Specialist, First Data Corporation, 11024 Chicago Circle, Omaha, NE 68154. Either party may from time to time change the names and/or addresses to which notices, consents, approvals, demands and requests shall be addressed by a notice given in accordance with the provisions of this Paragraph.

     15.  Termination of Main Lease. If for any reason the term of the Main
          -------------------------
Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof unless both (a) Subtenant shall not then be in default hereunder, and
(b) said termination shall have been effected because of the breach or default of Sublessor as tenant under the Main Lease.

     16.  Assignment and Subletting.  Subtenant's right to assign this Sublease
          -------------------------
or sub-sublet the Sublet Premises shall be subject to the terms and conditions provided under Section 14 of the Main Lease.

     17.  Insurance.  Subtenant shall provide and maintain throughout the term
          ---------
of this Sublease a policy or policies of comprehensive public liability insurance in standard form naming Sublessor and Overlandlord as additional insureds and otherwise complying with Section 17 of the Main Lease with limits of not less than $2,000,000.00 combined single limit for both bodily injury or death and for property damage, including water damage. A policy, binder or other reasonable satisfactory evidence of such insurance shall be delivered to Sublessor by Subtenant no less than ten (10) days before the Possession Date. Subtenant shall procure and pay for renewals or replacements of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal or replacement policy or binder or other reasonably satisfactory evidence of such insurance at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of California and shall contain a provision whereby the same cannot be canceled or modified unless Sublessor is given at least 30 days' prior written notice by certified or registered mail of such cancellation or modification.

     18.  Right to Cure Subtenant's Defaults and Damages.  If Subtenant shall at
          ----------------------------------------------
any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublessor shall have the right, but not the obligation, after five days' notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercismig any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the rate of 2% per calendar month or any part thereof or the then maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

     19.  Remedies of Sublessor.
          ----------------------

          (a) "Default" shall mean a default by Subtenant under any provision of this Sublease which default has not been cured within any applicable grace or cure period.

          (b) If a Default occurs, Sublessor shall have, in addition to all its rights and remedies contained in the Incorporated Provisions pursuant to
     Section 4 hereof, the following rights and remedies; all of Sublessor's rights and remedies under this Sublease are distinct, separate and cumulative, and none will exclude any other right or remedy allowed by law:

               (i) Sublessor may, with or without notice of such election and with or without entry or other action by Sublessor, immediately terminate this Sublease, in which event the Term of this Sublease shall end and all right, title, and interest of Subtenant hereunder shall expire; or

               (ii) Sublessor may enforce the provisions of this Sublease and may enforce and protect the rights of the Sublessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement herein or for the enforcement of any other appropriate legal or equitable remedy, including the recovery of all moneys due or to become due under any of the provisions of this Sublease.

          (c) If Sublessor elects to terminate Subtenant's right to possession only without terminating this Sublease, Sublessor, at Sublessor's option, may enter into the Sublet Premises, remove Subtenant's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating this Sublease or releasing Subtenant, in whole or in part, from Subtenant's obligation to pay Rent under this Sublease for the full Term, and in the case Sublessor elects to terminate the Sublease or to terminate possession only, Subtenant will immediately pay to Sublessor, if Sublessor so elects, a sum equal to the then present value (as defined in the following sentence) of the entire amount of the Rent specified in Section 9 of this Sublease for the remainder of the Term, plus any other sums then due under this Sublease, less the fair rental value of the Sublet Premises for such period. In calculating this sum, present value shall be computed on the basis of a discount rate of six percent per annum. In the alternative, upon and after entry into possession without termination of the Sublease, Sublessor will use its best efforts to relet all or any part of the Sublet Premises for Subtenant's account for such rent and for such time and upon such terms as Sublessor in Sublessor's sole discretion may determine. Sublessor will not be required to observe any instruction given by Subtenant about such reletting. Subtenant will, upon demand, pay the cost of Sublessor's expenses of the reletting. If the consideration collected by Sublessor upon any such reletting for Subtenant's account is not sufficient to pay monthly the full amount of the Rent due under this Sublease, together with the costs of Sublessor's expenses, Subtenant will pay to Sublessor the amount of each monthly deficiency upon demand.

          (d) Subtenant will pay upon demand all of Sublessor's costs, charges, and expenses, including reasonable attorneys' fees, and fees and expenses of agents and others retained by Sublessor in any litigation, negotiation, or transaction in which Sublessor seeks to enforce the terms or provisions of this Sublease.

     20.  Brokerage.  Sublessor and Subtenant each represents to the other that
          ---------
except for Starboard Commercial Real Estate and The Staubach Company (the "Sublease Brokers") no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Sublessor agrees to pay the Sublease Brokers for their services rendered in connection with this Sublease pursuant to a separate listing agreement between The Staubach Company. Sublessor and Subtenant each agree to indemnify, defend and hold harmless the other from and against, any claims made by any broker or any person, other than the Sublease Brokers, for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person had, or claimed to have, dealings with such party in bringing about this Sublease. The provisions of this Paragraph 20 shall survive the expiration or termination of this Sublease.

     21.  Waiver of Jury Trial and Right to Counterclaim.  Subtenant hereby
          ----------------------------------------------
waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Sublet Premises unless legally required to do so to preserve the claim.

     22.  No Waiver.  The failure of Sublessor to insist in any one or more
          ---------
cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublessor. Sublessor's receipt and acceptance of Base Rent or Additional Charges, or Sublessor's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

     23.  Complete Agreement.  There are no representations, agreements,
          ------------------
arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any other manner other than by a written agreement executed by both parties.

     24.  Successors and Assigns.  The provisions of this Sublease, except as
          ----------------------
herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease arising after the date of any such assignment or transfer, except that Sublessor shall not be relieved and freed of its payment obligations to Overlandlord under the Main Lease which payment obligations are greater than the payment obligations of Subtenant to Sublessor hereunder unless Overlandlord and Sublessor otherwise agree.

     25.  Interpretation.  Irrespective of the place of execution or
          --------------
performance, this Sublease shall be governed by and construed in accordance with the laws of the state where the Sublet Premises is located. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. This Sublease may be executed in counterparts or with counterpart signature pages.

     26.  Consent of Landlord Under Main Lease.  This Sublease shall not be
          ------------------------------------
operative or effective for any purpose whatsoever unless and until Overlandlord shall have given its written consent as provided hereto and any conditions precedent with respect to such consent have been satisfied or waived. Sublessor shall have no obligation to satisfy any such conditions precedent provided, however, that Subtenant may, but shall not be obligated to, satisfy any such conditions precedent and Sublessor shall reasonably cooperate with Subtenant (at no cost or expense to Sublessor) in this regard.

     27.  Holding Over.  Subtenant shall pay Sublessor a sum for each day that
          ------------
Subtenant retains possession of the Sublet Premises or any part thereof after termination of this Sublease, by lapse of time or otherwise, equal to two (2) times the sum which Sublessor is required to pay Overlandlord for the Sublet Premises, and Subtenant shall also pay damages consequential as well as direct, sustained by Sublessor by reason of such retention. Nothing in this Section contained, however, shall be construed or operate as a waiver of Sublessor's right of reentry or any other right of Sublessor under this Sublease or of Overlandlord under the Main Lease.

     28.  Hazardous Materials.  Subtenant hereby represents and warrants that
          -------------------
its use of any hazardous materials shall be in strict compliance with Section 29 of the Main Lease.

     29.  Signage.  Subject to the consent or Sublessor and Overlandlord,
          -------
Subtenant shall have the right to install, as Subtenant's sole cost and expense, door signage at the entrance to the Sublet Premises.

     30.  Parking.  Subtenant shall have the non-exclusive right to a pro rata
          -------
share of parking spaces allocated to the Premises as a ratio of approximately 4 parking space to 1,000 rentable square feet of Sublet Premises at no additional charge.

     31.  Security Interests.  Subtenant hereby agrees to provide a Security
          ------------------
Deposit and Letter of Credit as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant upon the following terms and conditions:

          (a) Security Deposit. Subtenant agrees to deposit with Sublessor, upon the execution of this Sublease, $151,250.00 as security for the full and faithful performance by Subtenant of every term, provision, covenant, and condition of this Sublease (the "Security Deposit"). Upon the occurrence of a Default by Subtenant in respect to any of the terms, provisions, covenants, or conditions of this Sublease, including, but not limited to, payment of Rent, Sublessor may use, apply, or retain the whole or any part of the Security Deposit for the payment of any such Rent in default, or for any other sum which Sublessor may expend or be required to expend by reason of Subtenant's Default, including, without limitation, any damage or deficiency in the reletting of the Sublet Premises, whether such damage or deficiency accrued before or after any reentry by Sublessor. If any of the Security Deposit is so used, Subtenant, on written demand by

     Sublessor, will promptly pay to Sublessor such additional sum as may be necessary to restore the Security Deposit to the original amount set forth in this Subsection 28(a). If Subtenant fully and faithfully complies with all of the terms, provisions, covenants, and conditions of this Sublease, the Security Deposit, or any balance thereof will be returned to Subtenant after the last to occur of the following:

               (i) the time fixed as the expiration of the Term of this Sublease;

               (ii) the surrender of the Premises by Subtenant to Sublessor in accordance with this Sublease;

               (iii) the receipt of Sublessor of all sums due pursuant to the Sublease.

     Except as otherwise required by law, Subtenant will not be entitled to any interest on such deposit.

          (b) Letter Of Credit. In addition to the Security Deposit, Subtenant agrees, upon execution of this Sublease, to deposit with Sublessor an irrevocable letter of credit (the "Letter of Credit", which term shall include any renewals or replacements thereof) issued by a financial institution acceptable to Sublessor, in form and substance satisfactory to Sublessor. The Letter of Credit will be held by Sublessor throughout the Term as security for performance by Subtenant of Subtenant's obligations under this Sublease. The Letter of Credit shall be in the initial principal sum of FOUR HUNDRED FIFTY-THREE THOUSAND SEVEN HUNDRED AND FIFTY and No/100 Dollars ($453,750.00). Provided Subtenant is not in material default of this Sublease, the principal sum of the Letter of Credit shall be reduced by fifty percent (50%) on the first day of the thirty-first
     (31st) month of the Sublease Term. Upon the occurrence of a Default by Subtenant under this Sublease Sublessor shall thereupon be entitled to present a draft under the Letter of Credit for a draw of one hundred and twenty percent (120%) of any amount required by Sublessor to remedy Subtenant's default in the manner provided therein by presentment of the form of draft attached to the Letter of Credit, accompanied by a certificate signed by an officer of Sublessor stating that a Default exists under this Sublease, that Sublessor is entitled to receive such amount of the Letter of Credit, and that such officer is duly authorized to execute such certificate. Sublessor shall be entitled, without prejudice to any other remedy, to apply the proceeds of that portion of the Letter of Credit so drawn to satisfy any arrearages of Rent of any other obligation of Sublessor hereunder. In the event that Sublessor fails to cause the Letter of Credit to be renewed or replaced by a date which is thirty (30) days prior to the expiration thereof, Sublessor may, at its option, declare this Sublease to be in default and draw upon the Letter of Credit as set forth above or draw upon the Letter of Credit and hold the proceeds thereof as an additional security deposit by Subtenant to secure its obligations hereunder.

     32.  Counterparts.  This Sublease may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     33.  No Offer.  The submission of this Sublease shall not be deemed to be
          --------
an offer, an acceptance, or a reservation of Sublet Sublet Premises; and Sublessor shall not be bound hereby until Sublessor has delivered to Subtenant a fully executed copy of this Sublease, signed by both of the parties on the last page of this Sublease in the spaces herein provided. Until such delivery, Sublessor reserves the right to exhibit and lease the Sublet Sublet Premises to other prospective tenants.

     IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Sublease as of the day and year first above written.

     SUBLESSOR:   FIRST DATA MERCHANT SERVICES CORPORATION

                    By:
                       --------------------------------------------------

                    Name:
                         ------------------------------------------------

                    Title:
                          -----------------------------------------------

     SUBTENANT:     INTERWOVEN, INC.

                    By:
                       --------------------------------------------------

                    Name:
                         ------------------------------------------------

                    Title:
                          -----------------------------------------------

ACKNOWLEDGED AND CONSENTED TO:

     SUNNYVALE PARTNERS LIMITED PARTNERSHIP, Landlord under the Main Lease, hereby consents to the sublease of the Sublet Premises as described in the foregoing Sublease and confirms that the consent given hereby satisfies the requirements for landlord's consent of the subletting of the Premises set forth in the Main Lease. Landlord agrees not to disturb Subtenant's quiet enjoyment and possession of the Sublet Premises for so long as Subtenant faithfully performs its obligations under the Sublease and Main Lease. If, during the term of this Sublease, the Main Lease is terminated and Subtenant is not in default of the Sublease or the Incorporated Provisions of the Main Lease, then: (a) Overlandlord shall not terminate or disturb Subtenant's possession of Subtenant's Sublet Premises under the Sublease; (b) Overlandlord shall be bound to Subtenant under all the terms and conditions of the Sublease; (c) Subtenant shall recognize and attorn to Overlandlord as Subtenant's direct landlord under the Sublease; and (d) the Sublease shall continue in full force and effect as a direct lease, in accordance with its terms, between Overlandlord and Subtenant.

     OVERLANDLORD:            SUNNYVALE PARTNERS LIMITED PARTNERSHIP,
                              an Illinois limited partnership

                              By:    Ridge Sunnyvale, Inc.
                              Its:   General Partner

                              By:
                                 -------------------------------------------

                              Name:  James Martell

                              Title: President

                                   EXHIBIT A

                              THE SUBLET PREMISES
                              -------------------

                                   EXHIBIT B

                           BASE BUILDING IMPROVEMENTS
                           --------------------------

THE STAUBACH COMPANY
BASE BUILDING TENANT IMPROVEMENTS
EXHIBIT A
MARCH 18, 1998

-------------------------------------------------------------------------------

The following are terms that are included in the rentable cost of the available space at 1195 West Fremont Avenue, Sunnyvale, CA.

Base Building Tenant Improvement Items For Open Spec Space

 1.  Building interior, perimeter walls, fully drywalled
         Taped and sanded but not painted.

 2.  Building shear walls and columns, fully drywalled
         Taped and sanded but not painted.

 3.  Window blinds
         Levelor, commercial grade blinds installed.

 4.  Ceiling grid installed
         Ceiling grid installed.

 5.  Furnish ceiling tile
         Ceiling tile to be delivered to site.

 6.  Install ceiling tile
         Complete installation when layout has been approved.

 7.  Furnish 2x2 light fixtures
         Complete installation when layout has been approved.

 8.  Install 2x2 light fixtures
         Complete installation when layout has been approved.

 9.  Finished sprinkler arms and heads
         Complete installation when layout has been approved.

10.  Finished HVAC branch ducts, vents, diffusers
         Complete installation when layout has been approved.

11.  Electrical Outlets
         Some outlets and J-boxes installed along perimeter wall and at columns.

--------------------------------------------------------------------------------

                                                                        STAUBACH

                                   EXHIBIT C

                             SUBTENANT IMPROVEMENTS
                             ----------------------

                                   EXHIBIT D

                                   MAIN LEASE
                                   ----------